UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2017

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 30, 2017, Mark E. Speese resigned his position as Chief Executive Officer of Rent-A-Center, Inc. (the “Company”). Mr. Speese is entitled to certain payments and benefits under his current employment agreement with the Company, including:

•	any earned but unpaid base salary;

•	unreimbursed business expenses; and

•	any unpaid cash incentive compensation earned as of December 30, 2017.

In connection with Mr. Speese’s resignation, the Board of Directors of the Company (the “Board”) has named Mitchell E. Fadel, a current member of the Board, to serve as Chief Executive Officer of the Company. Mr. Fadel will continue his role as a member of the Board.

Mr. Fadel, age 60, was self-employed prior to joining the Company after most recently serving as President – U.S. Pawn for EZCORP, Inc., a leading provider of pawn loans in the United States and Mexico, from September 2015 to December 2016. Prior to that, Mr. Fadel served as President of the Company (beginning in July 2000) and Chief Operating Officer (beginning in December 2002) each until August 2015, and also as a director of the Company from December 2000 to November 2013. From 1992 until 2000, Mr. Fadel served as President and Chief Executive Officer of the Company’s subsidiary Rent-A-Center Franchising International, Inc. f/k/a ColorTyme, Inc. Mr. Fadel’s professional experience with the Company also includes previously serving as a Regional Director and a District Manager.

In connection with the appointment of Mr. Fadel as Chief Executive Officer of the Company, he and the Company have agreed that his annual base salary will be $800,000, and Mr. Fadel will be eligible to participate in the Company’s cash bonus and equity compensation programs. Mr. Fadel’s target annual cash bonus will be 100% of his annual base salary. Mr. Fadel’s annual equity compensation, the amount of which will be determined by the Board at a later date, shall be paid consistent with the equity compensation paid to executive officers of the Company, as described in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders. Further, the Company has agreed to enter into a change in control arrangement with Mr. Fadel, under which he would receive a one-time payment equal to his annual base salary if a change in control involving the Company occurs. In addition to the foregoing, Mr. Fadel will also be eligible to participate in benefit plans and programs (e.g., medical, dental, life insurance and 401(k)) that the Company provides generally to comparable senior executives.

Item 8.01	Other Events.

On January 2, 2018, the Company issued a press release announcing the resignation of Mr. Speese and appointment of Mr. Fadel as Chief Executive Officer of the Company. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release issued on January 2, 2018 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: January 2, 2018

	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary